Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-74245, 333-39450, 333-67720 and 333-129225) of GeoGlobal Resources Inc. pertaining to our report dated April 11, 2006 with respect to the consolidated financial statements of GeoGlobal Resources Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2005.

Calgary, Canada	/s/ Ernst & Young LLP (signed)
April 11, 2006